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                                                                    Exhibit 99.1

                         PEOPLES BANCORP REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON ____________, ___________ ___, 2000.

The undersigned hereby appoints the Board of Directors (with the power of substitution), proxy for the undersigned to represent and to vote, as designated below, all shares of Common Stock of Peoples Bancorp (Company), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on __________ __, 2000, and at any adjournment thereof.

The Board of Directors recommends a vote "FOR" the Proposals described herein.

1. PROPOSAL to approve the merger of Three Rivers Financial Corporation and Peoples Bancorp.

                   FOR                      AGAINST                   ABSTAIN
2.   ELECTION OF DIRECTORS     FOR all nominees below (except as   WITHHOLD AUTHORITY to vote
     Douglas D. Marsh          noted to the contrary below)        for all nominees listed below
     Maurice F. Winkler, III                                       (vote against all nominees)

(Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

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3.   PROPOSAL to ratify the appointment of Olive LLP, certified public accountants, as the Company's independent auditors for the fiscal year ending September 30, 2000.

                   FOR                      AGAINST                   ABSTAIN

4. PROPOSAL to adjourn the meeting to permit further solicitation of proxies in the event that an insufficient number of shares is present in person or by proxy to approve the merger.

                   FOR                      AGAINST                   ABSTAIN

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3, and 4. In addition, this proxy will be voted at the discretion of the proxy holders(s) upon any other matter which may properly come before the Annual Meeting.

                                                              NUMBER OF SHARES

                                        Dated
                                              ----------------------------------

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                                        IMPORTANT: PLEASE DATE AND SIGN YOUR
                                        NAME AS ADDRESSED AND RETURN IN THE
                                        ENCLOSED ENVELOPE. When signing as
                                        executor, administrator, trustee,
                                        guardian, etc., please give full title
                                        as such. If the stockholder is a
                                        corporation, the proxy should be signed
                                        in the full corporate name by a duly
                                        authorized officer whose title is
                                        stated.